U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2006

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in charter)

Nevada	33-8067-NY	87-0618831
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 501, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: 732 661 2050

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 29, 2006, Anthony L. Pane was appointed by the Board of Directors of The Center for Would Healing, Inc. as Chief Executive Officer. Mr. Pane will receive a base salary of $225,000 per annum, 175,000 options to purchase common stock of the Company at $3.75 per share (such options will vest incrementally commencing one year from the date of employment) and standard benefits.

Anthony L. Pane, a certified public accountant, served as Chief Financial Officer of Sybari Software, Inc. from July 2004 to November 2005 and as Vice President of Finance and Chief Accounting Officer from December 2003 to July 2004. From August 2000 through November 2003, Mr. Pane served in various positions with Viewpoint Corporation, including Senior Vice President and Chief Financial Officer. From May 1999 to August 2000, Mr. Pane served as Controller of Computer Generated Solutions, Inc. From July 1997 to April 1999, Mr. Pane served as Vice President and Controller of the American Stock Exchange, Inc. From July 1994 to July 1997, Mr. Pane served in various positions with Alliance Entertainment Corp., including Chief Financial Officer of its subsidiary, Abbey Road Distributors. Mr. Pane also served in various positions, including Manager, for six years at PricewaterhouseCoopers and Ernst & Young.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2006

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Phillip Forman
Name:	Phillip Forman
Title:	Chief Executive Officer